                                                                   EXHIBIT 10.18

DATED                    DAY OF                             1999


                                    BETWEEN
                                    -------

                             TONICALON PTY LIMITED
                               ("the Licensor")
                                of the one part

                                      AND

                      LOOKSMART INTERNATIONAL PTY LIMITED

                               ("the Licensee")
                               of the other part


                         CAR PARKING LICENCE AGREEMENT
          PREPARED IN CONJUNCTION WITH LEASE FOR PART LOT 7 SP 56293
                   BUILDING: 68 ALFRED STREET, MILSONS POINT
                            NO. OF SPACES: TWO (2)


                                 M.C. ANTUNES
                             LAWYERS AND ADVOCATES
                                 Ground Floor
                               53 Walker Street
                             NORTH SYDNEY NSW 2060
                                   AUSTRALIA
                              Tel: (02) 9964 0499
                              Fax: (02) 9964 0626
                            DX: 10524 NORTH SYDNEY
                                 REF: GP:99162

THIS DEED made the                 day of                             1999.

BETWEEN        TONICALON PTY LIMITED (ACN 063 619 125) a company duly
-------
               incorporated in New South Wales and having its registered office at 1st Floor, 1049 Victoria Road, West Ryde in the said State
               (hereinafter called "the Licensor") of the one part

AND            LOOKSMART INTERNATIONAL PTY LIMITED (ACN 074 789 263) a company
---
               duly incorporated Victoria and having its registered office at Level 5, 388 Lonsdale Street, Melbourne in the said State
               (hereinafter called "the Licensee") of the other part

WHEREAS the Licensee has requested the Licensor to grant to the Licensee
-------
permission to park a motor vehicle on the basement floors (hereinafter called "the Car Parking Area") of the building situate at 68 ALFRED STREET, MILSONS POINT (hereinafter called "the Building") which the Licensor has agreed to do upon the terms and subject to the conditions hereinafter set forth

NOW THIS DEED WITNESSETH:
-------------------------

1. The Licensor grants to the Licensee licence and privilege to park not more than TWO (2) MOTOR VEHICLE (the tare weight or any of each such motor vehicle not to exceed thirty (30) hundredweight) at any one time in the Car Parking Area in or upon such spaces therein as may be specified from time to time by the Licensor.

2. The Licensee its employees servants and agents (and visitors as hereinbefore stated) shall enter and leave the Building by such entrances and exits as the Strata

     Manager for SP No. 56293 ("the Strata Manager") may from time to time determine.

3. (a) This Licence shall be for the period from month to month until determined at any time by either the Licensor or the Licensee by giving to the other of them one (1) month's previous notice in writing.

     (b) The Licensee shall pay to the Licensor or as the Licensor shall direct a licence fee of $350.00 per calendar month for each motor vehicle (making a total of $700.00 per calendar month) payable by CALENDAR MONTHLY INSTALMENTS in advance on the FIRST day of each and every month (and proportionately for any part of a month) the first of such payments to be made on 1 JUNE 1999 (hereinafter called "the commencement date").

4. The Licensee shall keep a record (and if so required from time to time shall supply thereof to the Licensor) of the registration numbers of the motor vehicle using the parking space the subject of the Licence hereby granted on each day during the continuance of the Licence.

5. The Licensee shall not introduce into, do or suffer to be done by itself, its employees or visitors any act matter or thing within the Building or keep anything in the said motor vehicle or otherwise within the Car Parking Area which shall or may increase the rate of fire insurance in respect thereof or (without limiting the generality of the foregoing) which may conflict with the laws or regulations relating to fires or any insurance policy over any part of the Building or any property therein or the regulations or ordinances of any public authority or the by-laws of the Owners Corporation in SP56293 or any direction from the Strata

     Manager or the provisions of any statute for the time being in force.

6. The Licensee shall not clean, grease, oil, repair or wash any motor vehicle in the Car Parking Area or any part thereof.

7. No vehicle shall be driven within the Car Parking Area at a speed in excess of eight (8) K.P.H.

8. The Licensor shall not be responsible for any damage to or theft of any motor vehicle or any part of parts thereof or the contents of any motor vehicle which is parked in the Car Parking Area or which is otherwise within the Building and the Licensee undertakes to indemnify the Licensor in respect of any claim or claims made as a result of any damage to or theft of any Licensee's motor vehicle or any part thereof or the contents of any Licensee's motor vehicle parked in the Car Parking Area or otherwise within the Building.

9. (a) The Licensee shall indemnify and keep indemnified the Licensor from and against:-

          (i) all claims demands writs summonses actions, suits proceedings judgments orders decrees damages costs losses and expenses of any nature whatsoever which the Licensor may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from and out of any occurrence in, upon or at the Car Parking Area or the use of the Car Parking Area or any part thereof by the Licensee or by any of the Licensee's employees, servants or agents;

          (ii) all loss and damage to the Car Parking Area to the Building and to all property therein cause by the Licensee or the Licensee's employees, servants, agents or visitors, whether arising out of the use of a motor vehicle or otherwise.

10. This Licence may be determined by the Licensor by 14 days notice in writing upon default by the Licensee in the performance or observance of any covenant or agreement:-

     (i)  on the part of the Licensee under this Licence; or

     (ii) on the part of the Licensee as Lessee under its Lease.

11. This Licence shall not confer any right of exclusive occupation of all or any particular car parking space within the Car Parking Area and the Licensor may at any time and at all times and from time to time exercise all it's rights as owner of the Building and may at any time and from time to time vary the particular parking space(s) occupied by the Licensee and the Licensee shall not be entitled to make any objection or claim for compensation in respect of such alteration.

12. Notwithstanding anything contained in Clause 4 the Licensor shall have the right to review the monthly fee every month and to determine a reasonable monthly fee which the Licensor considers to be a current market fee for the privileges hereby granted. Upon such determination by the Licensor and notification thereof to the Licensee the Licensee shall pay the licence fee so determined as and from the date so notified.

13. The Licensor may deliver up the vehicle from time to time parked pursuant hereto to any person producing this Licence or offering such other evidence of ownership or authority to receive the said vehicle as the Licensor may in its absolute and unfettered judgment deem satisfactory.

14. No modification or variation of any term or condition hereof shall be made unless evidenced in writing signed by the Licensee and by the Licensor.

15. The Licensee acknowledges that no representations or warranties have been made to the Licensee by the Licensor with respect to the foregoing terms and conditions and that the Licensee has not entered into any collateral agreement or warranty with respect to the matters referred to in this Licence.

IN WITNESS WHEREOF the parties hereto have executed this Deed on the date first hereinbefore written.

TONICALON PTY LIMITED

ACN 063 619 125 by its

Attorney MARGARET ANTUNES

pursuant to registered Power

of Attorney Book 4081 No 203.

 ...................................

Margaret Antunes

 ...................................

Witness

                                [STAMP OMITTED]

THE COMMON SEAL of                 )

LOOKSMART INTERNATIONAL            )

PTY LIMITED ACN 074 789 263        )

is affixed in accordance with      )

its articles of association in     )

the presence of:                   )



/s/ Tracey Ellery

Signature of Director

TRACEY ELLERY
-------------
Name of Director

(print)


/s/ Evan Thornley

Signature of Secretary

EVAN THORNLEY
-------------
Name of Secretary

(print)

 Form: 97-07L                        LEASE

 Licence: MID/0750/97           New South Wales
                            Real Property Act 1900


                       Office of State Revenue use only

(A)  PROPERTY LEASED

     If appropriate, specify Office premises situate at level 3, 68 Alfred
     Street, the part or premises.     Milsons Point, being Part Lot 7 in Strata
     Plan 56293 being                  Part 7/SP56293


(B)  LODGED BY                    LTO Box      Name, Address or DX And Telephone

                                               Reference (15 character max):

(C)  LESSOR                       TONICALON PTY LIMITED (ACN 063 619 125)

     The lessor leases to the lessee the property described above.

(D)  Encumbrances (if applicable): 1.                 2.                    3.

(E)  LESSEE

                        L LOOKSMART INTERNATIONAL PTY LIMITED (ACN 074 789 263) OF LEVEL 5, 388 LONSDALE STREET, MELBOURNE 3000

(F)

(G)  1.   TERM: Three (3) years

     2.   COMMENCING DATE:   1 June 1999

     3.   TERMINATING DATE:  31 May 2002

     4. With an OPTION TO RENEW for a period of THREE (3) years set out in clause B.2

     5.   With an OPTION TO PURCHASE set out in (NOT APPLICABLE)

     6.   Together with and reserving the RIGHTS set in Annexure "A".

     7.   Incorporates the provisions set out in ANNEXURE "B" hereto.

     8.   Incorporates the provisions set out in (NOT APPLICABLE)

(H)     We certify this dealing correct for the
        purposes of the Real Property Act 1900.                            DATE__________

        Signed in my presence by the Lessor who is personally known to me.

                                                       TONIC. LON PTY LIMITED (ACN 063 619 125) by
________________________________________
        Signature of Witness                           its attorney MARGARET ANTUNES pursuant to
                                                       Power of Attorney Book 4081 Number 203

________________________________________
        Name of Witness (BLOCK LETTERS)

________________________________________               ____________________________________________
        Address of Witness                                          MARGARET ANTUNES

THE COMMON SEAL of LOOKSMART                           )
INTERNATIONAL PTY LIMITED                              )
(ACN 074 789 263) was hereunto affixed in              )
accordance with the memorandum and articles of         )
association:

________________________________________               ____________________________________________
        Secretary                                                     Director

(I)     STATUTORY DECLARATION

        I solemnly and sincerely declare that: the time for the exercise of Option to Renew/Purchase in expired lease No. ______ has ended; the lessee under that lease has not exercised the option; and a variation of lease extending the term has not been entered into. I make this solemn declaration conscientiously believing the same to be true and by virtue of the Oaths
        Act 1900.

        Made and subscribed at ______________ in the State of _____________ on _______ 19 _____ in the presence of:

________________________________________
         Signature of Witness

________________________________________
        Name of Witness (BLOCK LETTERS)

________________________________________               ____________________________________________
Address and Qualification of Witness                            Signature of Lesser

THIS THE SCHEDULE REFERRED TO IN A LEASE BETWEEN TONICALON PTY LIMITED A.C.N.
-----------------------------------------------------------------------------
063 619 125
-----------
(LESSOR) AND LOOKSMART INTERNATIONAL PTY LIMITED A.C.N. 074 789 263 (LESSEE)
----------------------------------------------------------------------------

DATED this       day of         1999
------------------------------------------------------------

                        58 ALFRED STREET, MILSONS POINT
                        -------------------------------

             CERTIFICATE OF TITLE FOLIO IDENTIFIER PART 7/SP56293
             ----------------------------------------------------

THIS IS ANNEXURE "A" REFERRED TO IN A LEASE BETWEEN TONICALON PTY LIMITED A.C.N.
--------------------------------------------------------------------------------
063 619 125
-----------
(LESSOR) AND LOOKSMART INTERNATIONAL PTY LIMITED A.C.N. 074 789 263 (LESSEE)
----------------------------------------------------------------------------

DATED the                           day of  1999
------------------------------------------------------------------------------

THE LESSOR RESERVES UNTO ITSELF AND THE OWNERS CORPORATION THE FOLLOWING RIGHTS AND LIBERTIES:-

     EXCEPTING AND RESERVING to the Lessor the right to maintain and repair or replace all airconditioning, sprinkler, gas, water and other service pipes, conduits, ducts or apparatus, electricity and telephone wires passing through or situated on the Premises and the right to run water, oil, gas, wastes and electricity in or through the said pipes, conduits, ducts and wires to other parts of the Building.

THIS IS ANNEXURE "B" REFERRED TO IN A LEASE BETWEEN TONICALON PTY LIMITED A.C.N.
--------------------------------------------------------------------------------
063 619 125
-----------
(LESSOR) AND LOOKSMART INTERNATIONAL PTY LIMITED A.C.N. 074 789 263 (LESSEE)
----------------------------------------------------------------------------

DATED the                     day of  1999
------------------------------------------------------------------------------

DEFINITIONS AND INTERPRETATIONS
-------------------------------

1. In the interpretation of this Lease except to the extent that such interpretation shall be excluded by or be repugnant to the context when used herein:

     (a) "the lessor" shall means and include Tonicalon Pty Limited and its assigns;

     (b) "the Lessee" shall mean and include the Lessee or Lessees and if a person or persons his or their respective executors administrators and permitted assigns or if a company the Lessee and its permitted assigns and where there are two or more Lessees, shall mean and include the Lessees and each and every of them and each and every of their executors administrators and permitted assigns;

     (c) "the Lessee's employees and visitors" shall mean each and every of the Lessee's clerks, servants, workmen, employees, agents, customers, clients visitors and any other person or persons who may at any time be on or upon the Premises;

     (d) "the Premises" means the part of the Building hereby demised with all rights hereby granted and subject to every covenant power and provision herein contained or implied;

     (e)  "the Building" means 68 Alfred Street, Milsons Point; and

     (f)  "person" shall be deemed to include a corporation;

     (g) "the Council" means the Council of North Sydney or any Authority for the time being replaced or acting in the place and instead of that Council.

     (h)  "Appendix" means the Appendix to this Annexure "B".

     (i)  "Strata Plan" means Strata Plan No. 56293.

     (j) "Owners Corporation" means the Owners Corporation for Strata Plan No. 56293.

     (k)  "Strata Manager" means the managing agent appointed by the Owners

          Corporation.

     (l)  "Common Property" means the common property of Strata Plan No. 56293.

     (m) Any provision of this Lease to be performed by two or more persons shall bind those persons jointly and severally.

     (n) The index to this Lease and any headings in this Lease have been inserted for convenience only and shall not in any way limit or govern the construction of the terms of this Lease.

     (o) Any reference in this Lease to any legislation or delegated legislation shall be deemed to include all amendments and revisions made from time to time to that legislation or delegated legislation.

     (p) Any reference in this Lease to a "month" or "monthly" shall mean respectively calendar month and calendar monthly.

     (q) References to any Authority institute association or body whether statutory or otherwise shall in the event of any such Authority institute Association or body ceasing to exist or being reconstituted renamed or replaced or the powers or functions thereof being transferred to any other organisation be deemed to refer respectively to the organization established or constituted in lieu of or replacement for or which serves substantially the same purposes or subjects of such authority institute association or body.

     (r) Where the word "deleted" appears against a paragraph or clause number in this Lease it shall indicate that the Clause in the draft Lease upon which this Lease is based has been considered inappropriate to this Lease.

     (s) Words importing the singular or plural number shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or neuter gender and vice versa as the case may require;

     (t) When two or more persons are Lessees all covenants agreements restrictions conditions and provisions shall bind the Lessee's and any two or greater number of them jointly and each of them severally and shall also bind the executors administrators and permitted assigns of them and every two or greater number of them jointly and severally;

     (u)  "Item" means an Item on the Appendix.

     (v) The words "review date" where used in this Lease means those dates referred to in Item 6A.

     (w) The expression "the Consumer Price Index number" where used in this Lease shall mean the index number published quarterly by the Australian Bureau of Statistics and known as the Consumer Price Index for Sydney (All Groups) PROVIDED THAT should at any time the Consumer Price Index number cease to be published then the Lessor and the Lessee shall agree to replace the Consumer Price Index number with such other index number as shall be published to replace the Consumer Price Index number and in the absence of such agreement being reached that other index number shall be as selected as being the index number which most appropriately reflects fluctuations in the cost of living in Sydney by the President for the time being of the Australian Institute of Valuers and Land Economists (Inc) NSW Division or his nominee whose fees shall be paid equally by the Lessor and the Lessee and whose decision shall be made as an expert and not as an arbitrator and shall be final and binding on both the Lessor and the Lessee.

A.   EXCLUSION OF STATUTORY PROVISIONS
     ---------------------------------

     The covenants powers and provisions implied in Leases by virtue of Sections 84, 84A, 85 and 86 of the Conveyancing Act 1919 as amended are hereby expressly negatived.

B.   TERM
     ----

B.1 This Lease shall commence on the date stated in Item 3 and shall terminate on the date stated in Item 4.

B.2. If the Lessee desires to have a further Lease of the Premises granted to it for the period stated in Item 5 after the expiration of the term hereby demised and gives to the Lessor not more than nine (9) months' and not less than six (6) months' notice in writing to that effect prior to the date stated in Item 4 then (provided that at the date of the exercise of this option and at the date of the expiration of the term hereby demised there is no subsisting breach by the Lessee of the covenants terms conditions and provisions herein contained) the Lessor shall grant to the Lessee a Lease of the Premises for the period stated in Item 5 commencing on the day following the date stated in Item 4 upon and subject to the same covenants terms conditions and provisions contained in this Lease except that;-

     (a) the dates to be inserted in Item 3 and 4 shall be the first and last days of the said further term respectively;

     (b) the amount of the base rent to be inserted in Item 6 shall be the base rent determined in accordance with the formula pursuant to Clause C2 hereof;

     (c) the review dates stated in ITEM 6B shall be substituted in that further lease for the review dates stated in ITEM 6A;

     (d)  the provisions of Clause C.2 shall be substituted as follows:

               (a) On the FIRST AND SECOND ANNIVERSARY of the commencing date, the rent shall be subject to review and adjusted by reference to the following formula:

                    The greater of:

                    (i)  Adjusted rent = R x 12 x  CPI(2)
                                                  --------
                                                   CPI(1)

                         where R =     the monthly rent payable by the Lessee
                         immediately      prior to the then applicable review
                                          date;

                         CPI(1) = The Consumer Price Index ending immediately prior commencement date or the review date as the number for the quarter to the later of the immediately preceding case may be.

                         CPI(2) = The Consumer Price Index ending immediately prior review date. number for the quarter to the then applicable

                                       or

                    (ii) the base rent payable immediately prior to the relevant date for review of rent increased by THREE PER CENTUM (3%).

               (b)  Deleted.

               (c)  Deleted.

     (e) The covenants by the Lessee in Clause C1 shall apply from time to time as if the base rent for the time being applicable under this Clause were the base rent stated in ITEM 6."

     (f) the provisions of Clause P shall be omitted from such further Lease and the following Clause P shall be substituted in its place:

               "P.01  The Lessee acknowledges that pursuant to the terms of

                    Clause P of the Lease immediately preceding this Lease, the Lessee/Lessor fitted out the Premises (such fitout being hereinafter called "the Works") on the basis that upon the expiration or earlier determination of that Lease, the lessor could require the lessee to remove the whole or any part of the Works and to reinstate the Premises, unless the Lessee exercised any option for renewal therein contained.

          P.02 This Lease is granted pursuant to such exercised option and the Lessee accordingly hereby agrees with the Lessor that upon the expiration or earlier determination of this Lease, the Lessor shall be entitled to require the Lessee at the Lessee's expense to reinstate the Premises either wholly or partly (in the Lessor's absolute discretion) to the state in which they were immediately prior to the commencement date of such immediately preceding Lease and to do so in a proper and workmanlike manner. If the Lessor shall require such reinstatement then it shall following the expiration or earlier determination of this Lease give notice in writing to the Lessee stating the works required to be effected pursuant to this clause and in the event that within 21 days after such service of such notice upon the Lessee the Premises have not been reinstated as required by such notice, then at any time thereafter the Lessor shall be entitled to procure such reinstatement to be effected by an independent contractor and to recover the cost of so doing from the Lessee as a liquidated debt."

     (g) the provisions of this Clause B2 and Item 5 shall be omitted from such further Lease.

B.3 Should the Lessee continue to occupy the Premises beyond the expiration of the term of this Lease with the consent of the Lessor, otherwise than pursuant to a further Lease granted by the Lessor to the Lessee, he shall do so as a monthly tenant only, at a rent payable monthly in advance, the first payment to be made on the day following the date stated in Item 4, equal to one-twelfth of the sum of the following amounts:-

     (a) the amount (per annum) of the base rent payable hereunder immediately prior to the expiration of the term of this Lease; and
     (b)  the sum referred to in Clauses C3 and K3; and
     (c)  the Cleaning Charge referred to in Clause L.

     Such tenancy shall be determinable at any time by either the Lessor or the Lessee giving to the other one (1) month's notice in writing expiring at any time. All other terms and conditions of this Lease shall, mutaris mutandis, apply to such holding over.

B.4 Notwithstanding anything herein contained, upon the Lessor becoming entitled to re-enter or determine this Lease, the residue of the term hereof for the time being unexpired shall at the option of the Lessor immediately upon notice of the exercise of such option being given by the Lessor to the Lessee become reduced to one (1) month and thereafter the tenancy hereby created shall be and remain tenancy from month to month at a rent payable monthly in advance, the first payment to be made upon the date on which notice of the exercise of such option is given by the Lessor to the Lessee, equal to one-twelfth of the sum of the following amounts:-

     (a) the amount (per annum) of the base rent payable hereunder immediately prior to the expiration of the term of this Lease; and

     (b)  the sum referred to in Clauses C3 and K3; and

     (c)  the Cleaning Charge referred to in Clause L.

     Such tenancy shall be determinable at any time by either the Lessor or the Lessee giving to the other one (1) month's notice in writing.

C.   RENT, ETC.
     ----------

C.1 The Lessee covenants with the Lessor that the Lessee will pay to the Lessor during the term of this Lease rent (hereinafter called "base rent") at the rate of the amount per annum stated in Item 6 (subject however to Clause
     C2). The base rent shall be paid by the Lessee to the Lessor as follows:-

     (a) Where the commencing date of this Lease is the first day of any month, by a payment to be made on or before such commencing date equal to one-twelfth of the amount of the base rent.

     (b) Where the commencing date of this Lease is not the first day of any month, by a payment to be made on or before such commencing date equal to that amount which bears to the amount of the base rent the same ratio as the number of days in the period from such commencing date to the first day of the month following bears to 365.

     (c) By payments to be made on the first day of each month following the commencing date of this Lease during the term of this Lease, each equal to one-twelfth of the amount of the base rent provided however that where that date stated in Item 4 is not the last day of any month then the last of such payments shall be that amount which bears to the amount of the base rent the same ratio as the number of days in the period from the first day of the month stated in Item 4 to the day of that month stated in Item 4 bears to 365.

C.2

     (a) At any time prior to or after the commencing date the Lessor may notify the Lessee in writing of the amount which the Lessor considers to be the annual market rent of the premises as from that particular review date until the next applicable review date or the termination date whichever shall be the sooner to occur and unless the Lessee within one (1) month of the date of delivery of the Lessor's notice referred to in this Clause notifies the Lessor in writing that the Lessee requires such rent to be determined then the amount stated in the Lessor's notice given under this Clause shall become the rent reserved by this Lease as and from that particular review date in substitution for the amount stated in ITEM 6 or where applicable the rent determined at any previous review date.

     (b) In the event that the Lessee disputes the Lessor's assessment as aforesaid then the Lessor may request the President or other senior office bearer of the Australian Institute of Valuers and Land Economists (Inc.) NSW Division or its successor to nominate a member of the Institute or its successor who shall determine a proper base rent for the premises having regard to the current market rental value thereof and:-

          (i) any such determination when made shall be deemed to have been made by such valuer as an expert and not as an arbitrator;

          (ii) the cost of any such determination shall be paid by the Lessor and the Lessee equally;

          (iii)  the base rent payable HEREUNDER SHALL BE THE GREATER OF:

                 (aa)  the amount so determined, OR

                 (bb) the amount which is the sum of the base rent payable immediately prior to such determination and the total of the Outgoings paid or payable under this lease during the 12 months immediately prior to such determination,

          (iv) any variation in the base rent resulting therefrom shall take effect on and from the review date.

     (c) The covenants by the Lessee in Clause C1 shall apply from time to time as if the base rent for the time being applicable under this Clause were the base rent stated in ITEM 6.

     (d) On the first and second anniversaries of the commencing date, the rent shall be subject to review and adjusted by reference to the following formula:

          The greater of:-

                    (i)        Adjusted rent = R x 12 x CPI(2)
                                                        ------
                                                        CPI(1)

                    where R =  the monthly rent payable by the Lessee
                               immediately prior to the then applicable review date;

                    CPI(1) = The Consumer Price Index number for the quarter ending immediately prior to the later of the commencement date or the immediately preceding review date as the case may be.

                    CPI(2) = The Consumer Price Index number for the quarter ending immediately prior to the then applicable review date.

                                      OR

          (ii) the base rent payable immediately prior to the relevant date for review of rent increased by three per centum (3%).

C.3 The Lessee shall pay to the Lessor in addition to the rent reserved by this Lease the amount by which the Outgoings paid or incurred by the Lessor during any period in which the Lessee is in occupation of the Premises exceed the amount of the Outgoings for the base year stated in Item 7(b) and the following provisions shall apply.

     (i) the "OUTGOINGS" where used in this Lease shall mean the total sum of all Outgoings costs and expenses assessed charged imposed levied paid or payable by the Lessor in respect of the premises (including in such term, for the purposes of this sub-clause, common property, the curtilage of the Building and all levels thereof including but without limiting the generality of the foregoing, those levels below ground level, whether used for parking of motor vehicles or otherwise) and in particular but without limiting the generality of the foregoing shall include:

          (a) all taxes rates assessments duties levies impositions and fees whatsoever imposed by any Municipal or Local Government State Government or Federal Government or other Authority imposed levied or charged upon the premises including any State or Federal Land Tax which may be imposed and including all taxes for local improvements or works related to the premises assessed upon the Lessor or which the Lessor is liable to pay.

          (b) All rates costs and charges payable in relation to the supply of water sewerage and drainage to or from the premises.

          (c) All amounts payable by the Lessor in respect of insurances effected by the Lessor relating to the premises or risks associated therewith.

          (d) All charges incurred or paid by the Lessor for lighting heating air conditioning ventilating the premises or providing electricity gas or fuel to the premises.

          (e) The costs and expenses incurred by the Lessor in servicing maintaining and repairing the premises and the Lessor's fixtures fittings plant and equipment installed therein BUT excluding repairs of a structural nature.

          (f) The costs of operating and providing any services for the benefit of the premises or the tenants therein such as security and/or caretaking landscaping and/or gardening services.

          (g) All costs (including wages and administrative costs) incurred by the Lessor in or about the management control or administration of the premises but excluding contributions made by the Lessor to any promotional fund established for the Building.

          (h) All strata levies (including administrative, sinking and special strata levies) payable in relation to the premises.

    (ii) The Lessee shall pay to the Lessor the percentage of the Outgoings payable by the Lessee within fourteen (14) days of the Lessor giving to the Lessee written notice of the amount thereof together with reasonable details of the calculation of such amount which notice shall be prima facie evidence of the detail set out therein.

    (iii) Notwithstanding the provisions of the foregoing paragraph the Lessor may from time to time notify the Lessee of the Lessor's reasonable estimate of the Lessee's proportion of the Outgoings for any period not exceeding one (1) year in advance of the estimate whereupon the Lessee will pay to the Lessor during such period such estimate proportion by equal monthly instalments in advance on the days hereinbefore fixed for payment of the rent provided always that upon computation of the Lessor's Outgoings at the end of the then current year as aforesaid any necessary adjustment between the estimated and actual Lessee's proportion shall be made and any refund to or further payment by the Lessee shall be allowed or made by or to the Lessor accordingly.

C.4 If any rent or other moneys payable by the Lessee under this Lease remain unpaid for fourteen (14) days after their due date then the Lessee shall pay to the Lessor interest on those moneys at the annual percentage rate which is equivalent to the annual percentage interest rate charged from time to time for cash advances by the Westpac Banking Corporation to its customers having "Bankcard" accounts (or where such accounts are totally discontinued such accounts as shall then have replaced such "Bankcard" accounts) calculated from the due date for payment of those moneys to the date of payment and the Lessor shall be entitled to recover those moneys and/or that interest with all costs incurred in such recovery as if the same were rent arrears.

D.   INSURANCE
     ---------

D.1 The Lessee shall at all times during the term of this Lease and during any period of holding over keep current an adequate public risk insurance policy for an amount not less than the amount stated in Item 9 (being the amount which may be paid arising out of any one single accident or event) or such higher amount as the Lessor may from time to time require in respect of the Premises.

D.2 The Lessee shall at all times during the term of this Lease and during any period of holding over keep current an insurance policy in the joint names of the Lessor and the Lessee for the full insurable value on a replacement basis against all insurable risks of all glass (including plate glass) in or enclosing the Premises.

D.3 The Lessee shall at all times during the term of this Lease and during any period of holding over keep current a policy of workers' compensation insurance with unlimited common law extension covering all persons employed or otherwise retained by the Lessee (including any persons retained by the Lessee to effect any repairs alterations or additions to the Premises) effectively insuring the interests and liabilities of the Lessor to any such person so employed or retained.

D.4 The Lessee shall indemnify and keep indemnified the Lessor from and against:-

     (a) all claims demands writs summonses actions suits proceedings judgments orders decrees damages costs losses and expenses of any nature whatsoever which the Lessor may suffer or incur in connection with the loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises or the use of the Premises or any part thereof by the Lessee or by any of the Lessee's employees or visitors;

     (b) all loss and damage to the premises, to the Building and to all property therein caused by the Lessee or the Lessee's employees or visitors and in particular but without limiting the generality of the foregoing caused by the use or misuse waste or abuse of water gas or electricity or faulty fittings or fixtures of the Lessee.

D.5 The Lessee shall not bring on to, do or suffer to be done or allow any act, matter or thing upon the Premises or keep anything in the Premises which shall or may increase the rate of fire insurance on the Building or any property therein or which may vitiate or render void or voidable any insurances in respect thereof or (without limiting the generality of the foregoing) which may conflict with the laws or regulations relating to fires or any insurance policy over any part of the Building or any property therein or the regulations or ordinances of any public authority or the provisions of any statute for the time being in force.

D.6 The Lessee will from time to time as and when required by notice in writing from the Lessor pay all extra premiums and stamp duties payable by the Lessor on account of extra risk caused by the use to which the Premises are put by the Lessee.

D.7 All policies of insurance liable or required to be effected by the Lessee hereunder shall be taken out with an insurance office approved by the Lessor.

D.8 The Lessee will if requested by the Lessor forthwith produce to the Lessor any policy of insurance which the Lessee is required to effect hereunder and the receipt for the last premium payable in respect of any such policy.

D.9 The Lessor shall not be liable or in any way responsible to the Lessee or to any of the Lessee's employees or visitors or to any other person for any injury loss or damage which may be suffered or sustained to any property or by any person in the Building or on the land howsoever occurring.

E.   ADDITIONAL COVENANTS OF LESSEE
     ------------------------------

E.1  The Lessee covenants that the Lessee shall not:-

     (a) open or permit or cause to be opened or to remain open any window in the Building;

     (b) cover or obstruct or permit to be covered or obstructed in any manner or by any article or thing (other than curtails or blinds supplied by or approved of by the Lessor) the windows sky-lights or ventilating shafts or air inlets or outlets which reflect or admit light or enable air to flow into or out of the Premises or any part of the Building;

     (c) use or cause or permit to be used for any purposes other than for those for which they were constructed in the light areas, lift shafts, water-closets, lavatories, conveniences and other services in the Building;

     (d) throw place or allow to fall or cause or permit to be thrown or placed in the light areas, lift shafts, water-closets, lavatories, conveniences or other services in the Building, sweeping, rubbish, waste paper or any unsuitable substances and the Lessee shall on demand pay to the Lessor the amount of any damage resulting to such light areas, lift shafts, water-closets, lavatories, conveniences or other services from misuse of such facilities by the Lessee or by any of the Lessee's employees or visitors;

     (e) use or permit to be used any lavatories, water-closets, or washroom accommodation in the building, other than that available from time to time for general use;

     (f) use the Premises or any part thereof for the storage or cooking of food whether for consumption upon the Premises or not;

     (g) apply at any time for or allow any application to be made for a license or licences for the sale of beer, wine, spirits or similar intoxicating liquors on the Premises or any part thereof or allow the Premises or any part thereof to be used for the carrying on therein of the trade of a publican or licensed victualler of for the sale of beer, wine, spirits or similar intoxicating liquors or for the purpose of a club or association where such liquor may be sold supplied to or received, stored or bought for consumption by members or any other person;

     (h) other than in accordance with the specified use of the Premises approved by the Lessor store chemicals, inflammable liquids, acetylene, gas or alcohol volatile or explosive oils, compounds or substances upon the premises or use any such substances or fluids in the Premises for any purpose;

     (i) use or permit the use of the Premises as dwelling house or sleeping place or keep permit or suffer to be kept any animals, fishes, reptiles or birds in or about the premises;

     (j) cause obstruction or smoke or expectorate in any of the common areas or keep any musical instruments, radios or television sets in or about the Premises;

     (k) use the Premises or permit the Premises to be used in any noisy noxious immoral or offensive manner or do or permit on the Premises or on the common areas anything which in the opinion of the Lessor may be or become a nuisance disturbance or cause damage to the Lessor or its tenants or other persons using the Building;

     (l) make any disturbing or irritating noises or install or use any engine or machine which shall cause or may be likely to cause noise or vibration in the Building;

     (m) use or permit to be used any heating or cooling devices or any other device or machine which may interfere with the efficient running of the air conditioning system;

     (n)  without the written consent of the Lessor;

          (i) use or occupy the Premises otherwise than as office Premises in connection with the profession trade or business stated in Item 8; or

          (ii) paint affix or erect on the interior or exterior of the Premises or of the Building any notices advertisements signs or other devices; or

          (iii) carry on any auction sale upon the Premises or any part of the Building; or

          (iv) make or permit to be made any alterations or additions in or to the Premises or any of the Lessor's fittings (including but without limiting the generality of the foregoing any partitions and floor coverings) in the Building;

     (o) drive nails or screws into or in any way damage or deface any floors ceilings walls partitions or any part thereof;

     (p) assign sublet or in any way dispose of or part with possession of the Premises or any part thereof without the consent in writing of the Lessor such consent (subject as hereinafter provided) not to be unreasonably withheld in the case of an assignment of the whole of the Premises or a sublease of the whole or any part of the Premises to an assignee or sublessee proved by the Lessee to be a respectable solvent and responsible sublessee or assignee PROVIDED THAT should the Lessee at any time or from time to time wish to assign the whole of the Premises or to sublet the whole or any part of the Premises the Lessee shall before doing so offer in writing to the Lessor to surrender this Lease in respect of such whole or part of the Premises without any consideration and the Lessor may accept such offer in writing at any time within fourteen (14) days of the receipt thereof (such acceptance to be without prejudice to the rights and remedies of the Lessor in respect of any rent in arrear or any breach of the covenants herein contained) but if the Lessor shall fail to accept such offer within fourteen (14) days as required the Lessor shall be deemed to have rejected it. For the purposes hereof any change in the principal shareholding altering the effective control of the Lessee (if a company) shall be deemed an assignment of the Lease and require the consent of the Lessor as aforesaid;

     (q) erect or construct any sign, device, furnishing, ornament or object which is visible from the street or from any other building and which, in the opinion of the Lessor, is incongruous or unsightly or may detract from the general appearance of the Building;

     (r) use any lifts in the Building for the carriage of goods, without first obtaining the consent of the Lessor or its managing agent or building supervisor for the time being;

     (s) permit or suffer any of the Lessee's employees or visitors or any other person to do any of the foregoing.

     (t) make any application for development consent to North Sydney Council or approach or enquire of North Sydney Council regarding development consent with respect to the premises without the prior written approval of the Lessor or it's managing agent.

E.2  The Lessee covenants that the Lessee shall:-

     (a) keep the interior of the Premises and all fixtures and fittings therein (including, without limiting the generality of the foregoing, all doors, carpets and floor coverings, locks, window frames, window glass, window fittings, curtains, blinds, floors, plaster or other covering to walls and ceilings, pipes, and electrical installations from the points where the supplies enter any meters that may serve the Premises) in good and tenantable repair and condition, fair wear and tear, damage by fire, lighting, explosion, storm, tempest, flood, war, riot and civil commotion, strikes, aircraft, other aerial devices or articles dropped therefrom, and earthquake excepted (save where any insurance moneys are irrecoverable by the Lessor by reason of the neglect default or misconduct of the Lessee) and (subject always to Clause E.2.(p) hereof) in such repair and condition (except as aforesaid) to yield up the same at the expiration or sooner determination of the term of this Lease;

     (b) allow the person or persons for the time being having the contract for the cleaning of the Premises and their servants workmen employees agents contractors and sub-contractors access to the Premises for the purpose of cleaning the Premises at all reasonable times and in particular, but without limiting the generality of the foregoing, allow the cleaning of the windows of the Premises during business hours;

     (c) use internal partitions within the Premises only of such standards as to type, quality, colour, and size as the Lessor shall decide and cause such partitions to be installed in the Premises in accordance with plans and specifications previously approved by the Lessor by a builder approved of by the Lessor under the supervision of an architect nominated by the Lessor and the Lessee shall not make any additions or alterations to the partitions except according to the said standards and under such supervision and with the prior approval in writing of the Lessor which approval shall not be unreasonably withheld and the fees of any architect or other consultant employed by the Lessor and all other costs and expenses of the Lessor in connection therewith shall be borne by the Lessee and paid by the Lessee to the Lessor on demand;

     (d) pay the cost of all internal partitions within the Premises and the cost of installing such partitions including all doors, vents, glass and other items included in, or incidental to, the same, all additional lights and power outlets, switches and telephone outlets, any re-location of fire sprinklers, and any alteration to the air conditioning which may be required by reason of the position of any such partitions, together with all architects' and other consultants' fees incurred in connection with the same;

     (e) be responsible for the maintenance and insurance of all such internal partitions;

     (f) if so required by the Lessor, remove all such internal partitions or any part thereof nominated by the Lessor from all portions of the Premises vacated by the Lessee at or prior to the expiration of the occupation thereof by the Lessee and in default thereof the Lessor may remove and dispose of the same. Any such partitions not so removed by the Lessee shall become the property of the Lessor. All damage done to the Premises by such removal shall be made good by the Lessee on or prior to the expiration of the occupation thereof by the Lessee and if the Lessee fails to so do the Lessor may make good all such damage. All costs incurred by the Lessor in such removal or disposal or in making good such damage shall be paid by the Lessee to the Lessor within seven (7) days of the Lessor notifying the Lessee of the amount thereof;

     (g) pay all the proper authorities all charges for telephones and electricity and for all excess water (if separately metered) used on the Premises and if the Lessee makes default in the payment thereof it shall be optional for the Lessor to pay the same and to recover the amount so paid as if the same was rent payable hereunder on the date on which the Lessor pays the same;

     (h) except where this Lease contains an option for a further term which the Lessee is entitled to exercise and the Lessee exercises such option, within three (3) calendar months, immediately preceding the expiration of this Lease allow at all reasonable times prospective tenants or occupiers to inspect the Premises and allow the Lessor to exhibit where the Lessor shall think fit a notice indicating that the Premises are to become vacant which notice the Lessee shall not remove or conceal;

     (i) upon the expiration or sooner determination of the term of this Lease surrender to the Lessor all keys giving access to all parts of the Premises held by the Lessee or any of the Lessee's employees and visitors, irrespective of whether or not the same have been supplied by the Lessor, and remove at his expense all lettering and distinctive marks or signs put by the Lessee or the Lessor for the Lessee on any of the doors walls or windows of the Premises or the Building and make good any damage or disfigurement caused to such doors walls or windows by reason of such removal:

     (j) duly and continuously observe and perform and have duly and continuously observed and performed by all the Lessee's employees and visitors all of the rules and regulations from time to time made by the Lessor for the better functioning of the Building;

     (k) comply promptly with and observe at his own expense all notices received from any statutory, public or municipal authority with respect to the Premises except such notices as would have been given irrespective of the Lessee's occupancy of the Premises;

     (l) should any infectious illness transpire in or about the Premises forthwith give written notice thereof to the Lessor, its building supervisor, or managing agents and thoroughly fumigate and disinfect the Premises at his own expense and to the satisfaction of the local health officer;

     (m) should the Lessee receive any notice from any statutory public or municipal authority with respect to the Premises, forthwith give notice thereof in writing to the Lessor;

     (n) the lessee will pay the Lessor's legal costs and all duties, fees, charges and expenses of or incidental to the preparation completion stamping and registration of this Lease and any renewal hereof and any application for the consent of the Lessor hereunder and of or incidental to any and every breach or default by the Lessee hereunder and in or incidental to the exercise of any right power privilege authority or remedy of the Lessor under or by virtue of this Lease and the fees of all professional consultants properly incurred by the Lessor in consequence of or in connection with breach or default by the Lessee hereunder.

          Where the average annual rent secured by this Lease is in excess of one hundred thousand dollars ($100,000,00) the Lessor's legal costs hereinbefore described shall be calculated generally in accordance with Schedule One of the Conveyancing General Order as it existed immediately prior to 2 December 1985 or shall be such other amount as the Lessor shall properly agree with its solicitors;

     (o) forthwith give notice to the Lessor its caretaker or managing agent of any damage that may occur to the Premises and of any accident to or defects in the water pipes gas pipes electrical wiring and fittings fixtures or other facility provided by the Lessor;

     (p) redecorate the Premises throughout to the satisfaction of the Lessor's architect for the time being immediately prior to the expiration of the term or the sooner determination of this Lease PROVIDED ALWAYS that in the event that:

          (i) this Lease contains an option for a further term which the Lessee is entitled to exercise and the Lessee exercises such option, the Lessee shall not be obliged to redecorate the Premises prior to the expiration of the term of this Lease as aforesaid;

          (ii) the Lessee shall fail to redecorate the Premises as aforesaid the Lessor may redecorate the Premises and recover from the Lessee the costs of such redecoration together with such rents and other amounts which the Lessor would have been entitled to receive from the Lessee had the period within which such redecoration is effected by the Lessor been added to the term of the Lease. The Lessee will pay such costs, rents and other amounts to the Lessor within seven days of the Lessor notifying the Lessee of the amount thereof. For the purposes hereof the term "redecorate" shall include the washing down of the whole of the interior of the Premises, the painting with two coats of oil paint or emulsion paint or other appropriate treatment of all of the internal parts of the Premises previously so treated respectively, the repolishing of all the internal parts previously polished and the graining and varnishing of all the internal parts previously grained and varnished, and also the replacing of all carpet and floor tiles which in the opinion of the Lessor's architect for the time being are worn or damaged and in need of replacement;

     (q) before any safe, furniture, partition or fitting is moved into or out of the Building, give due notice of the intention to move the same to the Lessor, or to its managing agent for the time being, and shall not move the same otherwise than under the supervision of the Lessor's building supervisor for the time being and at a time approved of by the Lessor or the Lessor's managing agent for the time being;

     (r) from time to time advise the Lessor in writing of the address of the place where the Lessee or, if the Lessee is a corporation, a responsible officer of the Lessee, ordinarily resides;

     (s) replace all electric light bulbs, tubes and globes in the Premises which may become damaged or broken or fail to light;

     (t) keep all doors and other means of access to the Premises securely fastened on all occasion when the Premises are left unoccupied, except so far as is necessary to comply with sub-clause (b) of this Clause;

     (u)  (i)   maintain all carpets and floor coverings installed by the Lessor within the premises to the satisfaction of the Lessor;

          (ii) fit at the expense of the Lessee and use on all office furniture and equipment used by the Lessee within the Premises such castors and/or other carpet protection devices as may from time to time be required by the Lessor;

     (v) on or before the date of any assignment transfer or sub-letting of this Lease pay to the Lessor the greater of:-

          (i) all proper charges, costs and expenses including legal costs and commissions incurred by the Lessor or payable by the Lessor to its authorised managing agent of and incidental to any inquiries which shall have been made by or on behalf of the Lessor as to the responsibility, solvency, fitness and suitability of any proposed assignee, transferee or sub-lessee, or

          (ii) that amount which is equal to one (1) week's rent calculated by reference to the annual rent current at the date of such assignment or transfer.

     (w) comply with all by-laws of the Strata Plan and all directions of the Strata Manager.

F.   ADDITIONAL RIGHTS OF THE LESSEE
     -------------------------------

F.1 The lessee may install supplementary floor coverings including carpet at his own cost PROVIDED THAT such installation and any subsequent removal shall not cause any damage to the Premises or the building or to the floor covering (if any) of the lessor and in the event that any damage shall be caused thereto the same shall be forthwith rectified by the Lessee and in default thereof by the Lessee the Lessor may rectify the same. The Lessee shall pay to the Lessor the cost of any such rectification by the Lessor within seven days of the Lessor notifying the Lessee of the amount thereof. Any such installation and subsequent removal of such supplementary floor coverings and any rectification of damage as aforesaid may if the Lessor so requires be supervised by an architect nominated by the

     Lessor whose fees shall be paid by the Lessee.

F.2 The Lessee shall be entitled during the said term or on the expiration thereof to remove all trade fixtures including partitions (if any) erected by the Lessee with the consent of the Lessor provided the Lessee thereupon immediately make good all damage done to the Premises by reason of such damage. The Lessee shall pay to the Lessor any cost incurred by the Lessor in making good all such damage within seven days of the Lessor notifying the Lessee of the amount thereof.

G.   COVENANTS OF THE LESSOR
     -----------------------

The Lessor covenants with the Lessee that:

G.1 The Lessor shall pay all rates taxes and assessments charged upon the land except those which the Lessee has covenanted to pay.

G.2 The Lessor shall pay to the proper authorities the cost of all water consumed or used in the Building except any excess water which the Lessee has covenanted to pay.

G.3 The Lessee, upon paying the rent and other moneys payable hereunder and performing and observing his covenants and obligation hereunder, shall and may peaceably possess and enjoy the Premises during the continuance of this Lease without any interruption or disturbance from the Lessor or any person or persons lawfully claiming by from or under him.

H.   ADDITIONAL RIGHTS OF THE LESSOR
     -------------------------------

H.1 The Lessor shall have the right for itself, its servants, agents, architects, surveyors, builders, workmen and persons authorised by the Lessor with all necessary materials, equipment and appliances from time to time to enter upon the Premises at all reasonable times and upon reasonable notice but at any time and without any notice in the case of an emergency:

     (a) to carry out any works or make any repairs to alterations or additions to the Premises and to enter upon all or any part of the Premises and to use the same for the purposes of effecting or carrying out any repairs alterations or additional or other work which the lessor may consider necessary or desirable to any part of the Building or buildings adjacent thereto;

     (b) when as often as the Lessor shall require to view the state of repairs and condition thereof and make such reasonable investigations as it or they may deem necessary for the purpose of ascertaining whether or not there has been any breach of any of the covenants and conditions herein contained and to serve upon the Lessee a notice in writing of any defect requiring him to repair the same in accordance with any covenant herein contained.

     (c) where the Lessee has failed to repair any defect within twenty-one days of the date of service of any notice of the Lessor requiring him so to do in accordance with that notice, to execute all or any of the required repairs as the Lessor shall think fit without prejudice to the Lessor's other remedies, the Lessee shall pay to the Lessor the cost (or any part thereof) of such repairs as the Lessee ought to have effected including all sums paid on account of any insurances indemnities or compensation under the Workers' Compensation Acts or otherwise howsoever with respect thereto within seven days of the Lessor notifying the Lessee of the amount thereof;

     (d) for the purposes of complying with the terms of any present or future legislation affecting the Premises or the Building or of any notice served upon the Lessor or the Lessee by the Board of Health, licensing, municipal or other competent authority, for the purpose of carrying out any repairs alterations or works (including the providing of lighting power and telephone services to the Lessee and other tenants of the Building and any other purpose the effecting of which necessitates access to the ceilings in the Premises) and also for the purpose of exercising the powers and authorities of the Lessor hereunder;

     (e) in the event of the Premises or the Building being destroyed or damaged, for the purpose of rebuilding the same or the Building or making them fit for the occupation and use thereof by the Lessee and by the other occupiers thereof; and

     (f) without limiting the generality of the foregoing to remove any ceiling in the Premises and carry out any work in connection therewith but the Lessor shall replace such ceiling as expeditiously as possible and shall make good any damage or injury to the Premises occasioned by such removal.

H.2 The Lessor may if the Lessor so elects remedy at any time without notice any default by the Lessee under this Lease and whenever the Lessor so elects all costs and expenses incurred by the Lessor (including legal costs and expenses) in remedying a default shall be paid by the Lessee to the Lessor within twenty-four hours of the Lessor notifying the Lessee of the amount thereof.

H.3 If at any time during the time of this Lease or during the occupation of the Premises by the Lessee:

     (a) the Lessee shall fail to pay any rent or other moneys payable by the Lessee to the Lessor by the due date for the payment of such moneys in terms of this Lease, which failure shall be deemed to be a fundamental breach of the Lessee's obligations under this Lease; or

     (b) The Lessee shall consistently fail to make payments of rent or other moneys as they fall due and shall require by its conduct the Lessor to make formal demands for such late payment of rent or other moneys on as many as six (6) or more occasions in any period of twelve (12) months; or

     (c) in case of default by the Lessee in respect of any obligation on the part of the Lessee arising out of any term of this Lease and such default is continued for fourteen (14) days after such default occurs or in the case of repairs required to be effected by the Lessee such repairs are not completed within a reasonable time; or

     (d)  execution be levied against any of the assets of the Lessee; or

     (e) the Lessee (not being a company) becomes bankrupt or assigns his estate or enters into a deed of arrangement for the benefit of creditors; or

     (f)  the Lessee (being a company) either:

          (i) goes into liquidation (other than a voluntary liquidation for the purposes of reconstruction or re-organisation); or

          (ii)   is wound up or dissolved; or

          (iii) enters into a scheme of arrangement with its creditors or any class thereof; or

          (iv)   is placed under official management; or

          (v)    a receiver or manager of any of its assets is appointed; or

          (vi) an inspector or investigator is appointed pursuant to the Corporations Law;

     THEN notwithstanding any prior waiver or failure to take action by the Lessor or indulgence granted by the Lessor to the Lessee in respect of any such matter or default whether past or continuing the Lessor shall have the following rights (which shall be in addition to any other rights or remedies of the Lessor):

     (1) to re-enter (forcibly if necessary) upon the Premises or any part thereof in the name of the whole and thereby determine the estate of the Lessee;

          and/or

     (2) to remove or otherwise deal with as provided in Clause F.2 all partitions alterations additions or other fixtures fittings or goods and effects found on the Premises;

     (3) to recover all arrears of rent and any other moneys payable by the Lessee to the Lessor;

     (4) to recover as damages for breach of any covenant contained in this Lease all losses damages and expenses (including legal costs and disbursements on a solicitor/client basis) which are suffered or incurred by the Lessor following such breach including without limiting the generality of the foregoing any rent or other moneys lost to the Lessor after any such breach.

H.4 The Lessor shall in all cases retain and have the power to prescribe the weight and proper position of iron or steel safes and other heavy articles or goods and all damage caused to the Building or any part thereof or to the lifts by the Lessee or anyone on his behalf by taking in or putting out a safe, furniture, goods, or other articles or during the time such are in the Building shall be made good by the Lessee, or, if the Lessor so elects, by the Lessor at the expense of the Lessee. The Lessee shall pay to the Lessor the amount of such damage made good by the Lessor within seven days of the Lessor notifying the Lessee of the amount thereof.

H.5  Deleted.

H.6 Should the Lessor re-enter upon the Premises or any part thereof and determine the estate of the Lessee pursuant to any of its rights to do so in terms of this Lease then without prejudice to any other right or remedy of the Lessor herein contained or implied IT IS HEREBY EXPRESSLY AGREED AND DECLARED that the Lessee shall be obliged to pay to the Lessor upon demand made by the Lessor and the Lessor shall be entitled to recover from the Lessee as and by way of liquidated damages for such breach the DIFFERENCE between the aggregate of rent and other moneys which would have been paid by the Lessee but for such determination such rent and other moneys being calculated from and relating to the period from the date of such determination to the date of termination of this Lease referred to in Item 4 less the aggregate of the several rents and other moneys which the Lessor
       ----
     by having taken proper and reasonable steps to re-let the Premises during the same period shall have been paid or could reasonably be expected to have been paid by such re-letting. PROVIDED ALWAYS THAT in so doing the Lessor shall not be required or obliged to offer or accept in respect of such re-letting any terms, covenants, conditions or stipulations differing from those herein contained or implied.

I.   GUARANTORS
     ----------

1.1 In consideration of the Lessor at the request of the person(s) or corporation(s) named in Item 10 (which person(s) or corporation(s) is/are hereinafter called "the Guarantor" which expression shall mean and include the said person(s) or corporation(s) their respective executors administrators and assigns) entering into this Lease with the Lessee the Guarantor covenants and agrees with the Lessor that:

     (a) The Guarantor guarantees to the Lessor that he will be with the Lessee jointly and severally liable to the Lessor for the due payment of all moneys to be paid by the Lessee under this Lease and the due performance and observance by the Lessee of all the covenants terms and conditions of this Lease on the part of the Lessee to be performed and observed.

     (b) The Guarantor will indemnify the Lessor and agrees at all times hereafter to keep the Lessor indemnified from and against all losses and expenses which the Lessor may suffer or incur in consequence of any breach of non-observance of any of the covenants terms and conditions of this Lease on the part of the Lessee to be performed or observed and the Guarantor agrees that the Guarantor shall remain liable to the Lessor under this indemnity notwithstanding as a consequence of such breach or non-observance the Lessor has exercised any of its rights under this Lease including its rights of re-entry and notwithstanding that the Lessee (being a company) may be wound upon or dissolved or (being a natural person) may be declared bankrupt and notwithstanding that any guarantee given by the Guarantor may for any reason whatsoever be unenforceable either in whole or in part.

     (c) On any default or failure by the Lessee to observe and perform any of the covenants terms and conditions of this Lase the Guarantor will forthwith on demand by the lessor pay the rent and make good to the lessor all losses and expenses sustained or incurred by the Lessor by reason or in consequence of any such default or failure by the Lessee in the payment of rent or in performing or observing any of the covenants terms and conditions of this Lease without the necessity of any prior demand having been made on the Lessee.

     (d) The liability of the Guarantor under this Clause shall not be affected by the granting of time or any other indulgence to the Lessee or by the compounding compromise release abandonment waiver variation amendment or renewal of any of the rights of the Lessor against the Lessee or of the obligations of the Lessee in terms of this Lease or by any neglect or omission to enforce such right or by any other thing which under the law relating to sureties would or might but for this provision release the Guarantor in whole or in part from his obligations under this Clause.

     (e) Notwithstanding that as between the Guarantor and the Lessee the Guarantor may be a surety only nevertheless as between the Guarantor and the Lessor the Guarantor shall be deemed to be a primary debtor and contractor jointly and severally with the Lessee.

     (f) To the fullest extent permitted by law the Guarantor hereby waives such of his rights as surety or indemnifier (legal equitable statutory or otherwise) which may at any time be inconsistent with any of the provisions of the guarantee and indemnity contained in this Clause.

     (g) The covenants and agreements made or given by the Guarantor shall not be conditional or contingent in any way or dependent upon the validity or enforceability of the covenants and agreements of any other person and shall be and remain binding notwithstanding that any other person shall not have executed or duly executed this Lease or this guarantee and indemnity.

     (h) If this Lease shall contain an option for a further lease and the Lessee shall exercise such option then the Guarantor shall guarantee the obligations of the Lessee under such further lease and indemnify the Lessor in respect of such further lease in the terms of the guarantees and indemnities contained in this Clause.

     (i) The obligations of the Guarantor under the guarantee and indemnity contained in this Clause shall continue and remain in force until all rent or other moneys payable by the Lessee shall have been paid and until all other obligations and indemnities shall have been performed observed and satisfied and such obligations shall not be reduced or affected by assignment or sub-letting or by any notice to quite given by either party to this Lease or by the death insolvency liquidation or dissolution of the Lessee or the Guarantor or either of them.

     (j) Where there is more than one person or corporation which together constitute the Guarantor to this Lease the obligations and liabilities of each and every such person or corporation shall be joint and several.

     (k) The Guarantor hereby expressly agrees with the Lessor that this Guarantor shall have full force and effect as and from the execution of this Lease and shall for all purposes constitute a guarantee of this Lease whether or not this Lease is registered and regardless of whether or not the Lease is required under the provisions of the Real Property Act to be registered.

J.    BANK GUARANTEE
      --------------

J.1 As security for the due performance and satisfaction by the Lessee of its obligations and liabilities to the Lessor under this Lease the Lessee shall on or before the commencing date provide to the Lessor an unconditional written Guarantee by a Bank licensed under the Banking Act
      (1959) carrying on business in New South Wales to pay to the Lessor on demand the sum specified in Item 11, which Guarantee may be retained by the Lessor until such time as the Lessee shall have duly performed and satisfied all of its obligations under this Lease and such Guarantee shall be held by the Lessor as security for the performance by the Lessee of the Lessee's obligations under this Lease.

J.02 The Lessor shall be entitled from time to time to call upon the said Guarantee in or towards satisfaction of any amounts of rent other monies payable under this Lease or in or towards satisfaction of any amount which may become payable as a result of any breach by the Lessee of any of the covenants and conditions on the part of the Lessee contained in the Lease PROVIDED ALWAYS that any such action or application shall not be deemed to constitute a waiver or release in respect of any such breach.

J.03  In the event that either:-

      (a) the Lessor requires the Lessee's Bank to make a payment pursuant to the Guarantee or,

      (b) the annual rent payable by the Lessee increases such that the guaranteed amount becomes less than four (4) months rent at the then applicable rate under this Lease then the Lessee shall, within fourteen (14) days of notification by the Lessor to the Lessee that such a requirement for payment has been made or that the rent has increased, deliver to the Lessor a further Banker's Guarantee (which Banker's Guarantee shall be in the same form as that previously delivered) for or in respect of a sum equal to the difference between the amount then required to be provided by the Lessee under the preceding provisions of this clause and the balance the remaining available pursuant to the original Guarantee.

J.04 Upon delivery to the Lessor of such further Guarantee the provisions of this clause shall apply to such Guarantee.

J.05 Upon termination of this Lease and payment of all moneys payable by the Lessee to the Lessor pursuant to this Lease, the Lessor shall return to the Lessee any Guarantee then held.

J.06 In the event that for any reason the Guarantee ceases to operate for the full term, the Lessee shall immediately upon this coming to the notice of the Lessee, provide to the Lessor a new replacement Guarantee, failing which the Lessee shall be in breach of an essential term of the Lease entitling the Lessor to take such action as the Lessor sees fit as set out in Clause H.3 hereof.

K.   CLEANING SERVICE
     ----------------

K.1 The Lessor may if it so elects, provide a cleaning service. In such case the Lessor shall use its best endeavours to provide a satisfactory and price competitive cleaning service for all parts of the Building including without limiting the generality of the foregoing the exterior and interior of all windows, all car parking areas, all toilet and wash room facilities (including the provision of towels and other toilet requisites) all kitchen areas, and the removal of any waste or rubbish from the common areas of the Building and the immediately adjacent areas.

K.2 The lessee shall permit the Lessor or the Strata Manager or such persons authorised by them access to the Premises during the hours as the Lessor may notify the Lessee from time to time (including normal office hours) for the purpose of window cleaning PROVIDED ALWAYS that the Lessor shall not be responsible to the Lessee for any loss of or damage to the Premises or any property therein or the Lessee's fitting, fixtures, furniture and effects suffered by the Lessee and/or the Lessee's employees and agents occasioned by the Lessor or its servants or contractors arising out of the Lessor's obligations under this Clause.

K.3 In addition to the base rent and the Lessee's proportion of Outgoings, the Lessee shall pay to the Lessor without demand from the Lessor and without any deduction whatsoever that percentage stated in Item 12 of the basic cleaning charge for the Building which charge relates to the Lessee's proportion of the cost of providing the cleaning service referred to in this Clause.

K.4 The Lessee will pay the cleaning charge by equal monthly instalments in advance the first of such payments to be made on the commencement date.

K.5 From time to time the Lessor shall be entitled to review the basic cleaning charge in the event that there be an increase or increases in the cost to the Lessor of providing the cleaning service.

K.6 The Lessor shall notify the Lessee in writing of the amount of any increase in the basic cleaning charge and will state in the Notice the date from which the increase will be payable and the increased basic cleaning charge will be paid by the Lessee on the date next following the receipt of such Notice.

L.   CLEANING OF PREMISES
     --------------------

L.1 The Lessee shall use exclusively the cleaning service provided by the Lessor at the expense of the Lessee and will permit access to the Premises during the hours as the Lessor may notify the Lessee from time to time (including normal office hours) for the purpose of window cleaning and outside normal office hours for the purpose of other cleaning.

L.2 The Lessee will pay the cleaning charge by equal monthly instalments thereof in advance the first of such payments to be made on the commencement date.

L.3 The term "the cost of cleaning the Premises" shall mean all amounts paid or payable by the Lessor in respect of the cleaning of the Premises to the person or persons for the time being having the contract for the cleaning of the Premises.

L.4 The Lessor shall not be responsible to the Lessee for any loss of or damage to the Premises or any property therein or the Lessee's fitting, fixtures, furniture and effects suffered by the Lessee and/or the Lessee's employees and agents occasioned by the Lessor or its servants or contractors arising out of the Lessor's obligations under paragraph 1 of this Clause.

M.   MISCELLANEOUS
     -------------

M.1 (a) The Lessor does not in any way warrant that the Premises are or will remain suitable or adequate for any of the purposes of the Lessee and to the fullest extent permitted by law all warranties as to suitability and as to adequacy otherwise applicable are expressly negatived.

     (b) Should the use to which the Premises are put by the Lessee require the licence, consent or approval of any competent Authority then the Lessee warrants to the Lessor that it has prior to entering into this Lease obtained such license, consent or approval and the Lessee shall at its own expense maintain such licence, consent or approval as valid and operative during its occupation of the Premises AND the Lessee shall comply with and satisfy all conditions attaching to any such
                                                                 --
          licence, consent or approval.

M.2 No consent or waiver express or implied by the Lessor to or of any breach of any covenant condition or duty of the Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant condition or duty.

M.3 Each reference in this Lease to any of the items in the Appendix shall be construed to incorporate the data stated under that Item.

M.4 The headings and marginal notes appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the Sections or Clauses of this Lease nor in any way affect this Lease.

M.5 All references to statutes herein shall include all statutes amending consolidating or replacing the statues referred to.

                                     LEASE
                                NEW SOUTH WALES
                            REAL PROPERTY ACT 1900

                       Office of State Revenue use only

(A)  PROPERTY LEASED

     If appropriate specify the    Office premises situate at level 3, 68
     part or premises              Alfred Street, Milsons Point, being Part Lot
                                   7 in Strata Plan 56293 being Part 7/SP56293

(B)  LODGED BY                     LTO Box    Name, Address or DX and Telephone

                                              Reference (15 character max):

(C)  LESSOR                        TONICALON PTY LIMITED (ACN 063 619 125)

     The lessor leases to the lessee the property described above.

(D)  Encumbrances (if applicable): 1.             2.                 3.

(E) LESSEE

                         L    LOOKSMART INTERNATIONAL PTY LIMITED (ACN 074 789
                              263) OF LEVEL 5, 388 LONSDALE STREET, MELBOURNE
                              3000

(F)

(G)  1.   TERM: Three (3) years

     2.   COMMENCING DATE:    1 June 1999

     3.   TERMINATING DATE:   31 May 2002

     4. With an OPTION TO RENEW for a period of THREE (3) years set out in clause B.2

     5.   With an OPTION TO PURCHASE set out in (NOT APPLICABLE)

     6.   Together with and reserving the RIGHTS set out in Annexure "A".

     7.   Incorporates the provisions set out in ANNEXURE "B" hereto.

     8.   Incorporates the provisions set out in (NOT APPLICABLE)

(H)  We certify this dealing correct for            DATE _______
     the purposes of the Real Property Act 1900

     Signed in my presence by the Lessor who is personally known to me.

___________________________________                TONICALON PTY LIMITED (ACN
       Signature of Witness                        063 619 125) by its attorney
                                                   MARGARET ANTUNES pursuant to
                                                   Power of Attorney Book 4081
                                                   Number 203

___________________________________
  Name of Witness (BLOCK LETTERS)

____________________________________              ______________________________
        Address of Witness                               MARGARET ANTUNES

                                [STAMP OMITTED]

THE COMMON SEAL of LOOKSMART                      )
INTERNATIONAL PTY LIMITED                         )
(ACN 074 789 263) was hereunto affixed in         )
accordance with the memorandum and articles of    )
association:

/s/ Signature Illegible                           /s/ Signature Illegible
-------------------------------                   ------------------------------
          Secretary                                          Director

(I)  STATUTORY DECLARATION

     I solemnly and sincerely declare that: the time for the exercise of Option to Renew/Purchase in expired lease No. ............... has ended: the lessee under that lease has not exercised the option; and a variation of lease extending the term has not been entered into. I make this solemn declaration conscientiously believing the same to be true and by virtue of the Oaths Act 1900.

     Made and subscribed at ___________ in the State of ____________ on _______ 19 ______ in the presence of:

     _____________________________________________
                Signature of Witness

     _____________________________________________
            Name of Witness (BLOCK LETTERS)

     _____________________________________________     _________________________
          Address and Qualification of Witness            Signature of Lessor

                                     LEASE

GRANT OF LEASE AND GUARANTOR'S GUARANTEE

1.   LEASE

     1.1 The Landlord leases the premises to the Tenant on the terms set out in this lease.

HOW LONG IS THIS LEASE?

2.   STARTING AND ENDING

     2.1 This lease begins on the commencing date in item 6(a) and ends at midnight on the expiry date in item 7.

3.   CONTINUING OCCUPATION AFTER EXPIRY DATE

     3.1 If the Tenant has not given a notice under clause 4.1 but continues the tenancy by occupying the premises after the expiry date, the Tenant does so on the same provisions as are in this lease. However, the Landlord or the Tenant may end the tenancy on any day by giving at least 30 days notice to the other.

CAN THIS LEASE BE RENEWED?

4.   RENEWING THIS LEASE

     4.1 The Tenant may not renew this lease unless the following criteria are satisfied:

          * the Tenant has remedied all breaches of which the Tenant has been given notice; and

          *    the Tenant has not been persistently in breach.

     4.2 If the Tenant is entitled to renew this lease and wants to renew this lease for the period stated in item 8, the Tenant must give the Landlord a notice to this effect in the period which is between 180 days and 90 days before the expiry date.

     4.3 If the Tenant does not give the notice on time, the Tenant loses the right to renew this lease.

     4.4 If the Tenant gives the notice on time, and if at the expiry date the Tenant has remedied all breaches of which the Tenant has been given notice, the Landlord must grant a new lease of the premises to the Tenant.

     4.5  The commencing date of the new lease is the day after this lease ends.

     4.6 The Landlord's solicitors must prepare the new lease and the Tenant must pay the following costs:

          * the Landlord's costs as permitted by the Retail Tenancies Reform Act 1998; and

          *    stamp duty on the new lease.

5.   Use                           Offices.

6.   (A)  COMMENCING DATE          1 September 1998
     (B)  RENT COMMENCING DATE     1 September 1998

7.   EXPIRY DATE                   31 August 2001

8.   OPTION PERIOD                 One further period of 3 years.

9.   RENT

     (a) Term of this Lease        Year 1
                                   1 September 1998 - 31 August 1999; $66,825.00

                                   Year 2
                                   1 September 1999 - 31 August 2000: $70,166.25

                                   Year 3
                                   1 September 2000 - 31 August 2001: $73,674.56

     (b)  Option Period            Year 1
                                   1 September 2001 - 31 August 2002: Market
                                   Review

                                   Year 2
                                   1 September 2002 - 31 August 2003: Percentage increase of 5% on the rent for Year 1 of Option Period.

                                   Year 3
                                   1 September 2003 - 31 August 2004: Market
                                   Review

10.  MARKET RENT REVIEW ALLOWED?   Yes at the option of the landlord for the
                                   Market Review Date in Item 9.

11.  MARKET RENT REVIEW DATE       The commencement date of Year 1 of the Option
                                   Period.

12.  PERCENTAGE INCREASE IN RENT   There is no Item 12.

13.  SECURITY DEPOSIT              Bank guarantee equivalent to three (3) months
                                   current rent to be held for the duration of the lease and option period.

14.  PUBLIC LIABILITY INSURANCE
     AMOUNT                        $10 million

15.  BASE YEAR FOR RATES AND
     TAXES AND OUTGOINGS FOR THE
     BUILDING                      31 December 1998.

5.   WHAT ARE THE PROVISIONS OF THE NEW LEASE?

     5.1 The provisions of the new lease must be the same as the provisions of this lease, except that there is no right to renew the new lease.

6.   WHAT RENT IS PAYABLE UNDER THE NEW LEASE?

     6.1 If the commencing date of the new lease is a rent review date, the rent payable under the new lease must be set as follows:

          * if the commencing date is a market rent review date, the rent payable under the new lease is set under clauses 11 and 12;

          * if the commencing date is a market review date and the Landlord does not set the rent using the market rent review procedure, the rent payable for the first year of the new lease is the rent payable during the last year of this lease;

     6.2 If the commencing date of the new lease is not a rent review date, the rent payable for the first year of the new lease is the same as the rent payable during the last year of this lease.

WHAT MUST THE TENANT PAY?

7.   WHAT THE TENANT HAS TO PAY

     7.1  The Tenant must pay to the Landlord:

          *    the rent in item 9; and

          *    the charges for services supplied to the premises (see clause
               13); and

          *    any other money owed under this lease.

8.   INTEREST ON LATE PAYMENTS

     8.1 If the Tenant does not pay any money to the Landlord within 7 days of the time it is due, the Landlord may charge daily interest on that money at a rate equal to the rate fixed under the Penalty Interest Rates Act 1983 plus 2%.

     8.2 The Landlord may calculate the interest on any unpaid money from the day the unpaid money was due until the day it is paid.

     8.3 On the last day of each month, the Landlord may add the interest for that month to the unpaid money, and charge interest on the total amount.

9.   ADJUSTMENTS AND ERRORS

     9.1 If the Landlord has to calculate the money the Tenant owes by using a time period, and this lease starts or ends during that time period, the Landlord must make the necessary proportional adjustment.

     9.2 If either the Tenant or the Landlord prove an error in any calculation, the Landlord must correct it and make any necessary adjustment in the Tenant's next monthly statement (or as soon as possible if this lease has expired).

HOW MUCH RENT MUST THE TENANT PAY?

10.  HOW MUST THE TENANT PAY RENT?

     10.1  The Tenant must pay the rent:

          *    in equal monthly instalments; and

          *    in advance; and

          *    on or before the first day of each month.

11.  MARKET RENT REVIEWS

     11.1 If item 10 allows a market rent review, the Landlord may give the Tenant notice of the new rent based on the current market rent at the market rent review date in item 11. The Landlord must give the notice during the period from 90 days before to 90 days after each market rent review date.

     11.2 The Tenant must pay the Landlord the new rent from the market rent review date.

     11.3 Until the Landlord notifies the Tenant of the new rent, the Tenant must pay the current rent to the Landlord.

     11.4 Any necessary adjustment between the rent the Tenant has paid and the rent the Tenant should have paid is calculated from the market rent review date.

     11.5 If the Landlord is late in giving the Tenant notice, the Landlord does not lose the right to a rent review. But, if the rent is increased, the adjustment is only calculated from the day the Landlord gave notice to the Tenant.

12.  MARKET RENT REVIEW DISPUTES

     12.1 If the Tenant disputes the rent nominated by the Landlord under clause 11, the procedure in clause 12.2 must be followed. Each time limit set out in clause 12.2 is consecutive. If a time limit is not kept, the right attached is lost.

     12.2  This is the procedure for rent review disputes.

           * If the Tenant disputes the new rent, the Tenant must give the Landlord notice of the dispute within 30 days of receiving the Landlord's notice about the new rent.

           * The Tenant and the Landlord must negotiate in good faith to agree on a new rent within 30 days of the date of the Tenant's notice of dispute.

           * If the Tenant and the Landlord agree, the Tenant must pay the new agreed rent from the market rent review date.

           * If the Tenant and the Landlord to not agree, then within 7 days either the Tenant or the Landlord may ask the President of the Australian Institute of Valuers and Land Economists Inc - Victorian Division (or an equivalent organisation) ("AIVLE") to appoint an independent valuer to decide the new rent.

           * The independent valuer must decide the current market rent at the market rent review date within 30 days of being appointed.

     12.3 Until a dispute is resolved, or a right is lost, the Tenant must pay the current rent. Any adjustment must be calculated from the relevant date in clause 11. The Tenant must pay any adjustment (or the Landlord must credit the Tenant with any adjustment) when the Tenant's next monthly payment is due.

     12.4 The valuation of the rent must take into account the following factors:

           *    the use of the premises; and

           * any inducement or incentive or both (for example: allowances, payments, benefits, rent free periods, discounted rent periods, assuming a liability) given by the Landlord to the Tenant, or a person associated with the Tenant, for the Tenant entering into this lease; and

           *    the fair market rent that can be obtained for the premises; and

           *    the provisions of this lease; and

           *    the rent payable for space comparable to the premises; and

           *    the basis for the determination is as follows:

                * the promises are vacant and available for leasing by a willing landlord to a willing tenant; and

                *    the Tenant is not in breach of this lease; and

           * the requirements specified in Section 12(5) Retail Tenancies Reform Act 1998.

     12.5 But the valuation of the rent must not take into account the following factors:

           *    the value of the Tenant's property; and

           * any goodwill attributable to the premises due to the Tenant's business; and

           *    any part of the fit-out that the Tenant may remove.

     12.6  The independent valuer must have the following qualifications:

           *    current membership of the AIVLE; and

           * at least five (5) years experience in valuing office space in the Melbourne CBD.

     12.7 In deciding the dispute, the independent valuer must act as an independent expert and not as an arbitrator and must give written reasons for the decision. The decision is final and binding on the parties.

     12.8 The Landlord and Tenant must share the cost of appointing the independent valuer equally.

WHAT OTHER MONEY MUST THE TENANT PAY?

13.  SERVICES

     13.1 The Tenant must pay on time for all services supplied to the premises including water consumption, electricity, gas, telephone, on floor airconditioning costs and after hours airconditioning (including non routine service calls requested by the Tenant).

     13.2 The premises are supplied with a self contained airconditioning system and the Tenant is responsible for the cost of operating and using the system (including non routine service calls requested by the Tenant).

     13.3 The Tenant is responsible for the cost of the activation and maintenance of the electronic security devices servicing the premises.

14.  TENANT MUST PAY INCREASES IN RATES AND TAXES AND BUILDING OUTGOINGS

     14.1 The Tenant must pay to the Landlord the Tenant's share of increases in rates taxes or building outgoings assessed or levied on the Building occurring after the commencing date.

     14.2 If a new rate or tax or outgoings (that is, one that does not exist at the commencing date) is assessed or levied on the Building, the Tenant must pay to the Landlord the Tenant's share of the new rate or tax or outgoings.

     14.3 The Landlord must calculate the Tenant's share of the new rate tax or outgoings or increases in rates taxes or outgoings using this formula:

                                   $ = N X P
                                           -
                                           B

           where,

           $    is the amount of the Tenant's share;

           N    is:

                (i)  the amount of the new rate; and/or

                (ii) the difference between annual amount of the rates taxes and outgoings levied or assessed on the Building from year to year and the amount payable for the base year ending 31 December 1998.

           P    is the lettable area of the Premises; and

           B    is the net lettable area of the Building.

           The lettable areas are calculated according to the Building Owners and Managers Association Method of Measurement (1989 revision) or any equivalent that the Landlord consents to. If the net lettable area changes, the Landlord must adjust the Tenant's share proportionally.

     14.4 The Landlord must tell the Tenant by notice of the amount payable. The Tenant must pay this amount within 7 days of the date of the Landlord's notice.

15.  LANDLORD'S LEGAL AND OTHER COSTS

     15.1  The Tenant must pay:

           * the Landlord's costs permitted by the Retail Tenancies Reform Act 1998 arising out of this lease and any other transaction arising out of this lease (for example: assignment, subletting); and

           * stamp duty on this lease or any other document arising out of this lease; and

           * the Landlord's reasonable legal and other costs arising out of the Tenant's breach of this lease (for example, preparing a notice of breach (see clause 43), remedying the breach (see clauses 43 and 44)); and

           * the Landlord's reasonable costs of considering the Tenant's request for the Landlord's consent [for example, the cost of employing consultants to review the Tenant's plans or altering the premises (see clause 25), the cost of investigating the financial position of a proposed assignee (see clause 20)]; and

           * cost of additional keys and any security passes requested by the Tenant; and

           *    cost of basic plumbing repairs; and

           * cost of establishing and maintaining the Tenant's name on the ground floor directory board.

SECURITY DEPOSIT

16.  SECURITY DEPOSIT

     16.1 On or before the commencing date, the Tenant must give the Landlord the security deposit in item 13 by bank cheque or unconditional bank guarantee.

     16.2 The Landlord may use the security deposit to recover the Landlord's loss due to the Tenant's breach (see clause 44). The Tenant must promptly replace any amount used.

     16.3 If the rent increases, the amount of the security deposit increases in the same proportion. The Tenant must give the extra amount for the security deposit to the Landlord by bank cheque or by increasing the unconditional bank guarantee within 14 days of any rent increase.

     16.4 When this lease ends and the Tenant has vacated the premises, the Landlord must promptly refund to the Tenant any part of the security deposit not needed to recover the Landlord's loss.

     16.5 If the Landlord sells the premises or the Building, the Tenant must do whatever is necessary to give the new owner the benefit of the security deposit.

WHAT ARE THE TENANT'S GENERAL OBLIGATIONS?

17.  THE TENANT MUST OBEY THE LAW AND THE BUILDING RULES

     17.1 The Tenant must obey any law or proper notice from the body corporate that requires the Tenant to do anything concerning:

           *    the premises; or

           *    the Tenant's use of the premises; or

           *    this lease.

     17.2 But the Tenant is not required to do anything of a structural nature. The Landlord is responsible for all items of a structural nature.

     17.3 The Tenant must obey the building rules. A notice from the body corporate or the Landlord listing the building rules is conclusive proof of the rules in force.

18.  HOW THE TENANT SHOULD BEHAVE

     18.1 The Tenant must not do anything that is, or may be, dangerous, annoying, indecent, immoral, obscene or offensive to, or that may interfere with, other tenants or people in the Building or adjacent buildings.

     18.2 In particular, the Tenant must not allow nude or partially dressed people on the premises.

19.  USING THE COMMON AREA

     19.1 The Tenant may use the common area in common with other tenants or people in the Building.

ASSIGNMENT

20.  LETTING OTHERS OCCUPY THE PREMISES

     20.1 The Tenant must get the Landlord's consent before the Tenant deals with the premises or the Tenant's interest in the premises (for example: mortgaging, assigning, subleasing, sharing or licensing it).

     20.2  The Landlord must give consent if the following criteria are obeyed:

           * the Tenant proves to the Landlord that the new person is financially secure, able to make the payments required by this lease on time and able to comply with the Tenant's other obligations;

           * the Tenant does anything that the Landlord reasonable requires concerning the dealing (for example: giving the Landlord a stamped assignment of lease in a form approved by the Landlord);

           * the Tenant and the new person sign any agreement (for example; deed of consent) or give any security (for example; personal guarantee, bank guarantee, security deposit) that the Landlord reasonably requires; and

           *    the Tenant is not in breach of this lease.

     20.3 Section 144 of the Property Law Act 1958 does not apply to this lease (this deals with withholding the Landlord's consent and the money payable by the Tenant for getting the Landlord's consent).

21.  USING THIS LEASE ETC AS SECURITY

     21.1 The Tenant must get the Landlord's consent before the Tenant uses this lease as security.

WHAT ARE THE TENANT'S OBLIGATIONS CONCERNING THE PREMISES?

22.  Use

     22.1  The Tenant may only use the premises for the purpose set out in item
           5.

     22.2 The Tenant must not put any safe or other heavy articles in the premises unless the Tenant gets the Landlord's consent to do so.

     22.3 The Tenant must not put any plate, sign or advertisement outside the premises or on the inside face of the windows unless the Tenant gets the Landlord's consent to do so.

     22.4 The Tenant must not use the premises in way that interferes with the usual operation of services which the Landlord supplies to the premises or the Building.

     22.5 The Tenant must not store dangerous substances (for example: hazardous chemicals, flammable liquids, acetylene gas or alcohol, explosive oils compounds or substances) on the premises or in the Building.

23.  LETTING OTHERS ONTO THE PREMISES

     23.1 The Tenant is responsible for the conduct of all people that the Tenant allows on the premises (for example, the Tenant's customers, employees, contractors and agents).

     23.2 But the Tenant is not responsible for the conduct of the people the Landlord requires to be on the premises (for example, the Landlord's employees and agents).

24.  MAINTAINING THE PREMISES AND THE TENANT'S PROPERTY

     24.1 The Tenant must keep the premises clean and tidy and in the same condition as they were in at the commencing date, except for fair wear and tear (for example, the Tenant must repair damage and replace broken fittings). The Tenant is responsible for the tenancy area cleaning and waste management costs.

     24.2 The Tenant must maintain, repair and keep the Tenant's property in good condition.

     24.3 The Tenant must repair or replace all broken glass with glass of the same or similar quality. The Tenant must repair or replace all light tubes and associated fittings.

     24.4 Unless the Tenant causes the damage, the Tenant does not have to repair structural or capital items.

25.  DAMAGE CAUSED BY THE TENANT

     25.1 The Tenant must promptly repair any damage the Tenant causes to the Building or the premises.

26.  ALTERING THE PREMISES

     26.1 The Tenant must get the Landlord's consent before the Tenant does building work in the premises, for example:

           *    alterations,

           *    installation of equipment,

           *    re-designing the interior,

           *    building of partitions.

     26.2 The Tenant must get the necessary permits (for example: building permits, plumbing permits) to allow the Tenant to carry out building work and must get an occupancy permit or certificate of final inspection when necessary.

     26.3 If the Landlord asks, the Tenant must promptly give copies of all permits and certificates to the Landlord.